EXHIBIT 99.2

NCL Corporation Ltd. Announces Upsizing and Pricing of $950.0 Million of Senior Notes

MIAMI, September 30, 2026 (GLOBE NEWSWIRE) -- NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (“NCLH”), announced today that it has priced $950.0 million aggregate principal amount of its 8.750% senior notes due 2031 (the “Notes”), which were offered in a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of Notes to be issued was increased to $950.0 million from the previously announced $750.0 million.

The Offering is expected to close on October 15, 2026, subject to customary closing conditions. NCLC intends to use the net proceeds from the Offering, together with cash on hand, (i) to redeem all of the outstanding 6.125% Senior Notes due 2028 issued by NCL Finance, Ltd., a subsidiary of NCLC (the “2028 Notes”), (ii) to repay approximately $376.3 million of outstanding borrowings under NCLC’s existing senior secured revolving loan facility and (iii) to prepay approximately $42.2 million of outstanding borrowings under our export-credit backed financing facilities, in each case, together with any accrued and unpaid interest thereon, and to pay any related transaction premiums, fees and expenses. The redemption of the 2028 Notes will be conditioned upon the consummation of the Offering.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release also shall not constitute an offer to purchase, a solicitation of an offer to sell, or a notice of redemption with respect to the 2028 Notes.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates Norwegian Cruise Line®, Oceania Cruises® and Regent Seven Seas Cruises®. NCLH has a combined fleet of 33 ships and approximately 72,000 berths, excluding two ships under long-term charter to third parties, and offers itineraries to nearly 700 destinations worldwide. NCLH expects to add 16 additional ships across its three brands through 2037, which will add approximately 43,000 berths to its fleet.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the Offering and the use of proceeds therefrom, may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. For a discussion of these risks, uncertainties and other factors, please refer to the factors set forth under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. These factors are not exhaustive and new risks emerge from time to time. There may be additional risks that we consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com